   As filed with the Securities and Exchange Commission on December 7, 2000.

                                              Registration No. 333 - ___________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                          GEORGIA-PACIFIC CORPORATION
             (Exact name of Registrant as specified in its charter)


           Georgia                                         93-0432081
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                           133 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 652-4000
                   (Address, including zip code and telephone
                         number, including area code of
                   Registrant's principal executive offices)


                Fort James Corporation 1996 Stock Incentive Plan
       Fort Howard Corporation Management Equity Participation Agreement
                       Fort Howard Management Equity Plan
               Fort Howard Corporation 1995 Stock Incentive Plan
           James River Corporation of Virginia 1987 Stock Option Plan
         Fort James Corporation Stock Option Plan for Outside Directors

                           (Full Title of the Plans)

                            Kenneth F. Khoury, Esq.
              Vice President, Deputy General Counsel and Secretary
                          Georgia-Pacific Corporation
                           133 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 652-4000
                (Name, address, including zip code and telephone
               number, including area code of agent for service)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
Title of                     Amount to be       Proposed          Proposed          Amount of
Securities to                registered         maximum           maximum           registration fee
be registered                                   offering price    aggregate
                                                per share (1)     offering price
-----------------------------------------------------------------------------------------------------
Georgia-Pacific Group
 Common Stock, par value      10,347,425          $25.56          $264,480,183         $69,822.77
 $ 0.80                         Shares
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act on the average high and low prices per share of Georgia-Pacific Corporation - Georgia-Pacific Group Common Stock ("GP Group Stock") as reported on the New York Stock Exchange on November 30, 2000.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

     Not required to be filed.

Item 2.    Registration Information and Employee Plan Annual Information.

     Not required to be filed.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

     Georgia-Pacific Corporation (the "Corporation") hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended January 1, 2000;

     (b) The Corporation's Current Reports on Form 8-K dated March 23, 2000; April 19, 2000; July 17, 2000; July 18, 2000; October 18, 2000;
          November 15, 2000; November 17, 2000; November 21, 2000; November 22, 2000; and November 24, 2000;

     (c) The Corporation's Quarterly Reports on Form 10-Q for quarters ended April 1, 2000; July 1, 2000; and September 30, 2000;

     (d) The description of the GP Group Stock set forth in the Corporation's registration statements filed by the Corporation pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for purposes of updating any such description, as filed on October 29, 1997, November 7, 1997, and June 23, 1999; and

     (e) All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.    Description of Securities.

     Not applicable.


Item 5.    Interest of Named Experts and Counsel.

     The validity of the shares of Georgia-Pacific Group common Stock is being passed upon by Kenneth F. Khoury, Vice President, Deputy General Counsel, and Secretary of the Corporation. Kenneth F. Khoury is an officer of, and receives compensation from the Registrant.

Item 6.    Indemnification of Directors and Officers.

     Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code ("GBCC") provides that a corporation may indemnify a director against liability incurred (a) in a civil proceeding (1) if, in the case of conduct in such director's capacity as a director, the conduct was in good faith and reasonably believed by such director to be in the best interests of the corporation, and
(2) if, in all other cases, such director's conduct was at least not opposed to the best interests of the corporation; and (b) in a criminal proceeding, if the director had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851, or in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that personal benefit was improperly received by such director, whether or not involving action in such director's capacity as a director. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, an appropriate court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director even if the director has not met the relevant standard of conduct set forth Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or
(2) of subsection (d) of Section 14-2-851 of the GBCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     Section 14-2-852 of the GBCC provides that, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because such director was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

     Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer of the corporation to the same extent as a director. If the officer is not a director, (or if the officer is a director but the sole basis on which such person is made a party to the proceeding is an act or omission solely as an officer) to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes (1) appropriation, in violation of such person's duties, of any business opportunity of the corporation, (2) acts or omissions that involve intentional misconduct or a knowing violation of law, or (3) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. Finally, a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action by its board of directors or contract.

     In accordance with the Corporation's restated Articles of Incorporation, as amended, a director of the Corporation is not liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability related to (1) any appropriation of any business opportunity of the Corporation, (2) acts or omissions that involve intentional misconduct or a willful violation of law or (3) any transactions from which the director received an improper personal benefit.

     In accordance with the Corporation's restated Bylaws, every person (and the heirs and personal representatives of such person) who is or was a director, officer, employee or agent of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise in which such person served as such at the request of the Corporation, shall be indemnified by the Corporation against any and all liability and expenses (including, without limitation, counsel fees and disbursements, and amounts of judgments, fines or penalties against, or amounts paid in settlement by, a director, officer, employee or agent) actually and reasonably incurred by such person in connection with or resulting from any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative or in connection with any appeal relating thereto, in which such person may become involved, as a party or otherwise, or with which such person may be threatened, by reason of being or having been a director, officer, employee or agent of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or omitted by such person in such person's capacity as such director, officer, employee or agent whether or not such person continues to be such at the time such liability or expense shall have been incurred.

     Every person (and the heirs and personal representatives of such person), to the extent that such person has been successful on the merits or otherwise with respect to any claim, action, matter, suit or proceeding is entitled to indemnification, as of right, for expenses (including attorney's fees) actually and reasonable incurred by such person in connection therewith. Except as provided in the preceding sentence, upon receipt of a claim for indemnification under the Corporation's restated Bylaws, the Board of Directors of the Corporation shall, if the claim is made by a director or officer of the Corporation, determine whether the claimant met the applicable standard of conduct as set forth in paragraphs (A) and (B) below. If such determination has not been made within 90 days after the claim is asserted, the claimant shall have the right to require that the determination be submitted to the shareholders at the next regular meeting of shareholders by vote of a majority of the shares entitled to vote thereon. If a claim is made by a person who is not a director or officer of the Corporation, the appropriate officers of the Corporation shall determine, subject to applicable law, the manner in which there shall be made the determination as to whether the claimant met the applicable standard of conduct as set forth in paragraphs (A) and (B) below. In the case of each claim for indemnification, the Corporation shall pay the claim to the extent the determination is favorable to the person making the claim.

     (A) In the case of a claim, action, suit or proceeding other than by or in the right of the Corporation to procure a judgment in its favor, the director, officer, employee or agent must have acted in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful. In addition, any director seeking indemnification must not have been adjudged liable on the basis that any personal benefit was received by such person.

     (B) In the case of a claim, action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor, the director, officer, employee or agent must have acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made (1) with regard to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper, or (2) for amounts paid, or expenses incurred, in connection with the defense or settlement of any such claim, action, suit or proceeding, unless a court of competent jurisdiction has approved indemnification with regard to such amounts or expenses.

     Pursuant to the Corporation's restated Bylaws, expenses incurred by any person who is or was a director, officer, employee or agent of the Corporation with respect to any claim, action, suit or proceeding of the character described in the first sentence of the preceding paragraph shall be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it shall be ultimately determined that such person is not entitled to indemnification. Indemnification and advancement of expenses pursuant to the Corporation's restated Bylaws is not exclusive of any rights to which any such director, officer, employee or other person may otherwise be entitled by contract or by law.

     The Corporation carries insurance policies insuring its liability to officers and directors under the foregoing indemnity and insuring its officers and directors against liability incurred in their capacity as such.

Item 7.    Exemption from Registration Claimed.

     Not applicable.

Item 8.    Exhibits.

     Exhibit No.      Description

     3.1(i) Registrant's Articles of Incorporation, restated as of December 16, 1997 (Filed as Exhibit 4.1 to the Corporation's Registration Statement on Form S-8 with the Commission on December 18, 1997, and incorporated herein by this reference thereto).

     3.1(ii) Registrant's Articles of Amendment to Restated Articles of Incorporation (Filed as Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-K for the fiscal year ended January 1, 2000, and incorporated herein by this reference thereto).

     3.2              Registrant's By-laws, as amended to date (Filed as Exhibit
                      3.2 to the Corporation's Registration Statement on Form S-8 dated November 30, 2000, and incorporated herein by this reference).

     4.1(i) Rights Agreement, dated as of December 16, 1997, between Georgia-Pacific Corporation and First Chicago Trust Company of New York ("GP Rights Agreement"), with form of G-P Rights Certificate attached as

                      Exhibit A-1, Series B Preferred Stock Designation attached as Exhibit B-1 and Series C Preferred Stock Designation attached as Exhibit B-2 (Filed as Exhibit 4.3(ii) to the Corporation's Amendment No. 1 to Registration Statement on Form S-4 dated October 29, 1997, and incorporated herein by this reference).

     4.1(ii) Amendment No. 1, dated as of November 8, 1999, to GP Rights Agreement (Filed as Exhibit 4.3(ii) to the Corporation's Annual Report on Form 10-K for the fiscal year ended January 1, 2000, and incorporated herein by this reference).

     5                Opinion of Kenneth F. Khoury.

     23.1             Consent of Arthur Andersen LLP.

     23.2             Consent of Kenneth F. Khoury (included in Exhibit 5).

     24               Powers of Attorney.

     99.1(i)          Fort James Corporation 1996 Stock Incentive Plan (Filed as
                      Exhibit 99.1 to Fort James Corporation's Registration Statement on Form S-8 dated April 3, 1996, and incorporated herein by this reference).

     99.1(ii) Amendment to Fort James Corporation 1996 Stock Incentive Plan (Filed as Exhibit 99.2 to Fort James Corporation's Registration Statement on Form S-8 dated September 5, 1997, and incorporated herein by this reference).

     99.2(i) Fort Howard Corporation Management Equity Participation Agreement (Filed as Exhibit 10.9 to Amendment No. 2 to Fort Howard Corporation's Registration Statement on Form S-1 dated October 25, 1988, and incorporated herein by this reference).

     99.2(ii) Letter Agreement dated June 27, 1990 modifying the Fort Howard Corporation Amended and Restated Management Equity Participation Agreement (Filed as Exhibit 10.V with the Fort Howard Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by this reference).

     99.2(iii)        Letter Agreement dated July 31, 1990 modifying the Fort
                      Howard Corporation Amended and Restated Management Equity
                      Participation Agreement (Filed as Exhibit 10.W with the
                      Fort Howard Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by this reference).

     99.2(iv) Letter Agreement dated February 7, 1991 modifying the Fort Howard Corporation Amended and Restated Management Equity Participation

                      Agreement (Filed as Exhibit 10.GG with the Fort Howard Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by this reference).

     99.2(v) Letter Agreement dated February 7, 1991 modifying the Fort Howard Corporation Amended and Restated Management Equity Participation Agreement (Filed as Exhibit 10.HH with the Fort Howard Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by this reference).

     99.2(vi) Letter Agreement dated December 28, 1993 modifying the Fort Howard Corporation Amended and Restated Management Equity Participation Agreement (Filed as Exhibit 4.3(f) with the Fort Howard Corporation's Registration Statement on Form S-8 dated September 29, 1995, and incorporated herein by this reference).

     99.2(vii)        Letter Agreement dated March 1, 1995 modifying the Fort
                      Howard Corporation Amended and Restated Management Equity
                      Participation Agreement (Filed as Exhibit 10.8(F) with the
                      Fort Howard Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by this reference).

     99.3(i)          Fort Howard Corporation Management Equity Plan (Filed as
                      Exhibit 10.H with the Fort Howard Corporation's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by this reference).

     99.3(ii) Amendment dated December 28, 1993 to the Fort Howard Corporation Management Equity Plan (Filed as Exhibit 10.9(A) with the Fort Howard Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by this reference).

     99.3(iii)        Amendment dated March 1, 1995 to the Fort Howard
                      Corporation Management Equity Plan (Filed as Exhibit
                      10.9(B) with the Fort Howard Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by this reference).

     99.4(i) Fort Howard Corporation 1995 Stock Incentive Plan (Filed as Exhibit 10.15 with the Fort Howard Corporation's No. 1 to Form S-1 dated February 8, 1995, and incorporated herein by this reference).

     99.4(ii) Amendment No. 1 to Fort Howard Corporation 1995 Stock Incentive Plan (Filed as Exhibit 4.4 with the Fort Howard Corporation's Registration Statement on Form S-8 dated February 3, 1997, and incorporated herein by this reference).

     99.5 James River Corporation of Virginia 1987 Stock Option Plan (Filed as Exhibit 10(j) to James River Corporation's Annual Report on Form 10-K for the fiscal year ended December 26, 1993, and incorporated herein by this reference).

     99.6             Fort James Corporation Stock Option Plan for Outside
                      Directors.

Item 9.    Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 7th day of December, 2000.

                                        GEORGIA-PACIFIC CORPORATION


                                        By: /s/ Danny W. Huff
                                           -----------------------------------
                                            Danny W. Huff
                                            Executive Vice President - Finance
                                            And Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on this 7th day of December, 2000.

Signature                       Title

/s/ A. D. Correll               Director, Chairman, Chief Executive Officer and
------------------------        President (Principal Executive Officer)
A.D. Correll

/s/ Danny W. Huff               Executive Vice President - Finance and Chief
------------------------        Financial Officer (Principal Financial Officer)
Danny W. Huff

/s/ James E. Terrell            Vice-President and Controller
------------------------        (Principal Accounting Officer)
James E. Terrell

           *                    Director
------------------------
James S. Balloun

                                Director
------------------------
Barbara L. Bowles

           *                    Director
------------------------
Robert Carswell

                                Director
------------------------
Worley H. Clark, Jr.

                                Director
------------------------
Gary P. Coughlan

           *                    Director
------------------------
Jane Evans

           *                    Director
------------------------
Donald V. Fites

           *                    Director
------------------------
Harvey C. Fruehauf, Jr.

           *                    Director
------------------------
Richard V. Giordano

           *                    Director
------------------------
David R. Goode

           *                    Director
------------------------
M. Douglas Ivester

           *                    Director
------------------------
James P. Kelly

           *                    Director
------------------------
Louis W. Sullivan, M.D.

           *                    Director
------------------------
James B. Williams

/s/ Kenneth F. Khoury
------------------------
*Kenneth F. Khoury
As Attorney-in-Fact for
the Directors by whose
names an asterisk
appears.

                               INDEX TO EXHIBITS


Exhibit No.    Sequentially Number Description

5              Opinion of Kenneth F. Khoury, Esq.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Kenneth F. Khoury, Esq. (included in Exhibit 5)

24             Powers of Attorney.

99.6           Fort James Corporation Stock Option Plan for Outside Directors